SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-GEN CIGAR HLDG INC A

          GABELLI FUNDS, INC.
               THE GABELLI VALUE FUND,INC.
                                 5/18/98            5,000            11.8000
                                 5/15/98            5,000            12.9875
                                 5/14/98           10,000            13.2375
                                 5/13/98           10,000            13.3625
                                 5/12/98           12,000            13.8625
                                 4/20/98            3,000            14.0917
               THE GABELLI ASSET FUND
                                 5/19/98           10,000            11.8000
                                 5/19/98            5,000-           11.8000
                                 5/14/98           10,000            13.2969
                                 5/14/98           10,000            13.3000
               THE GABELLI CAPITAL ASSET FUND
                                 4/30/98            2,000            13.9250
          GAMCO INVESTORS, INC.
                                 5/19/98            5,000            10.6875
                                 5/15/98           12,000            12.9479
                                 5/15/98            2,000-           13.0938
                                 5/14/98           10,000            13.0938
                                 5/13/98           15,000            13.2271
                                 5/12/98           16,000            13.8224
                                 5/06/98            5,000            15.1863
                                 4/09/98            7,000            14.5000
                                 5/18/98            5,000            12.1875
                                 5/15/98            2,000            13.0938
                                 5/14/98            3,000            13.0000
                                 5/14/98           20,000            13.1875
                                 5/12/98            2,000            14.3125
                                 5/12/98            3,000            13.8224
                                 5/11/98            2,000-           15.6875
                                 5/04/98              500            14.2500
                                 4/20/98            1,000            14.0625


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.


                                                SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

          PREFERRED CONVERTIBLE STOCK-GEN CIGAR HLDG INC B

          GAMCO INVESTORS, INC.
                                 4/09/98            2,000-           14.7500



































          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.